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                                                                    Exhibit 23.1

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 333-80407, 333-78825, 333-50180 and 333-63350) pertaining to the
Stock Option Plans of Nextera Enterprises, Inc. of our report dated February 9, 2004, (except Note 12 as to which the date is February 27, 2004), with respect to the consolidated financial statements of Nextera Enterprises, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2003.

                                                           /s/ ERNST & YOUNG LLP

Boston, Massachusetts
March 23, 2004